UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2024

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Mount Pyramid Court, Suite 400

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 437-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On February 26, 2024, Ampio Pharmaceuticals, Inc. (the “Company”) provided a notice to H.C. Wainwright & Co., LLC to terminate that certain At The Marketing Offering Agreement, dated September 18, 2023, by and between the Company and H.C. Wainwright & Co., LLC (the “ATM Agreement”), establishing an at-the-market equity distribution program for the offer and sale from time to time shares of the Company’s common stock, par value $0.0001. In accordance with the ATM Agreement, the termination will be effective March 6, 2024.

In connection with the termination of the ATM Agreement, the Company filed on February 28, 2024 a post-effective amendment to its Registration Statement on Form S-3 (File No. 333-274558) to withdraw and remove from registration any and all Company securities that remain unsold or otherwise unissued under such Registration Statement, including shares of the Company’s common stock that were covered by the at-the-market offering agreement prospectus filed as part of the Registration Statement.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.Description

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Date: February 28, 2024	By:	/s/ Michael A. Martino
Name: Michael A. Martino
Title: Chief Executive Officer